The Board of Directors
Applied Science and Technology, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

                                             /s/ KPMG Peat Marwick LLP
                                             -------------------------
                                             KPMG Peat Marwick LLP



Boston, Massaccusetts
August 13, 1996